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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) August 8, 2003
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                        Generex Biotechnology Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                  000-25169                   98-0178636
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(State or other jurisdiction      (Commission                (IRS Employer
     of Incorporation)            File Number)             Identification No.)



33 Harbor Square, Suite 202, Toronto, Ontario Canada                 M5J 2G2
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      (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code       416/364-2551
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          (Former name or former address, if changed since last report)


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Item 2. Acquisition of Assets.

On August 8, 2003 Generex Biotechnology, Inc. ("Generex") acquired all of the outstanding capital stock of Antigen Express, Inc. ("Antigen") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among Generex, Antigen and AGEXP Acquisition, Inc. ("AGEXP"), a wholly owned subsidiary of Generex formed for purposes of the transaction. Pursuant to the Merger Agreement

       o  AGEXP merged with and into Antigen (the "Merger");

       o  Antigen became a wholly owned subsidiary of Generex; and

       o all of the former shareholders Antigen are entitled to receive shares of Generex common stock in exchange for their shares of Antigen capital stock.

The Merger is intended to qualify as a tax free reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended, and no cash consideration was paid. A copy of the Merger Agreement is filed herewith as
Exhibit 2.1 and incorporated herein by reference.

Immediately prior to the Merger, no individual shareholder owned 50% or more of the outstanding capital stock of Antigen. Dr. Joseph V. Gulfo, the CEO of Antigen, and Dr. Robert E. Humphries, the Chief Operating Officer of Antigen, together with members of their families, held in the aggregate in excess of 50% of the Antigen capital stock.

Dr. Joseph V. Gulfo, MD, MBA will remain Chief Executive Officer of Antigen and will be President of Antigen. Dr. Gulfo is also expected to join the board of directors of Generex. Dr. Robert E. Humphreys, MD, PhD, the founder of Antigen, will have the positions of Executive Vice-President and Chief Operating Officer of Antigen. Dr. Minzhen Xu will also remain with Antigen, as Vice-President, Biology.

Antigen's facilities and headquarters are located in Worcester, Massachusetts. Antigen is engaged in research and development efforts focused on the development of immunomedicines for the treatment of malignant, infectious, autoimmune and allergic diseases. Antigen's potential products are based on two platform technologies (Ii-Key hybrid peptides and Ii-Suppression) discovered by Dr. Humphreys. The technology works by inducing specific potent immune responses to activate or deactivate the immune system. The Antigen Express technologies are expected to greatly boost T-helper cell responses, which, in turn, elicit strong antibody and cytotoxic cellular responses. T-helper cells also mediate immunological memory, which is crucial for long-term disease-free responses.

Dr. Humphreys and Dr. Xu have been with Antigen since its inception in 1995. Dr. Gulfo joined Antigen in August, 1999. Dr. Gulfo has over 15 years experience in the management and development of biopharmaceutical companies and products. He has overseen development of several FDA-approved products for diagnosis and treatment of cancer including ProstaScint(R) and Valstar(TM), and negotiated numerous licensing arrangements. He previously was Chief Operating Officer and a Director of Anthra Pharmaceuticals, Inc. and Chairman of that company's UK subsidiary. Dr. Gulfo holds a MD from the University of Medicine and Dentistry of New Jersey and MBA in Finance from Seton Hall University.


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Dr. Humphreys was trained at Yale University, Bethesda Naval Hospital and
Harvard University. He has extensive experience in the National Institute of Health, arthritis, cancer and diabetes study sections. Dr. Humphreys is the principal inventor on 6 awarded US patents and has over 150 peer-reviewed publications to his credit. Prior to founding Antigen Express, Dr. Humphreys was Professor of Medicine and Pharmacology at University of Massachusetts Medical School.

Dr. Xu received an MD from the Shanghai Medical University in China and a PhD in immunology from University of Massachusetts Medical School.

The following summary of certain terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement filed as an exhibit to this Report.

The Merger Agreement provides that each holder of Antigen common stock and each holder of each of the four outstanding series of Antigen preferred stock will receive shares of Generex common stock, par value $0.001 per share, for each share of Antigen common stock or preferred stock held by such holder The Merger Agreement establishes exchange rates for the conversion of Antigen common and the various series of preferred stock into Generex common stock. Assuming that no Antigen stockholder exercises appraisal rights, an aggregate of approximately 2,7000,000 shares of Generex common stock will be issued to the former Antigen stockholders in connection with the Merger. In addition, pursuant to the Merger Agreement, Generex assumed Antigen common stock purchase options. If these options are fully exercised, the option holders will receive approximately 200,000 shares of Generex common stock.

The shares of Generex common stock issued in connection with the Merger will be restricted securities. However, Generex has undertaken to register the shares for resale.

Generex has committed to funding at least $2,000,000 for Antigen's research and development projects in the next two years.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(a)-(b) No financial statements are required to be filed with this report pursuant to section 3-05 (b) of Regulation S-X.


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(c) Exhibit No.   Description
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     2.1          Agreement and Plan of Merger among Generex Biotechnology
                  Corporation, Antigen Express, Inc. and AEGXP Acquisition Inc.

                        Exhibits*

                        Exhibit "A" Form of Stockholder Agreement
                        Exhibit "B" Form of Release Agreements

                        Disclosure Schedule*

                        Antigen Express, Inc. Company Disclosure Schedule


*Pursuant to Item 601(b)(2) of Regulation S-B, the Exhibits and the Company Disclosure Schedule to the Merger Agreement have been omitted. Such Exhibits and Schedule will be submitted to the Securities and Exchange Commission upon request; provided however, that Generex reserves its right to seek confidential treatment of such schedules and attachments if requested by the Securities and Exchange Commission.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               GENEREX BIOTECHNOLOGY CORPORATION



Dated: August 14, 2003                            By: Rose Perri
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                                                      Rose Perri
                                                      Chief Operating Officer




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